                                                                    EXHIBIT 10.6

                          AMENDMENT TO RIGHTS AGREEMENT

            THIS AMENDMENT TO RIGHTS AGREEMENT (this  "Amendment"),  dated as of
July 3, 2003, is between  DATATEC  SYSTEMS,  INC., a Delaware  corporation  (the
"Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as rights agent (the
"Rights Agent").

                                   WITNESSETH

            WHEREAS,  the Company  and the Rights  Agent  entered  into a Rights
Agreement dated as of February 24, 1998 (the "Rights Agreement"); and

            WHEREAS,  the  Rights  Agreement  was  subsequently  amended  by  an
Amendment To Rights  Agreement dated as of April 3, 2002 between the Company and the Rights Agent to amend the definition of "Acquiring Person;" and

            WHEREAS,  concurrently  with the execution  hereof,  the Company has entered  into that  certain  Note  Purchase  Agreement by and among the Company,
Palladin  Partners  I,  L.P.,  Palladin  Multi-Strategy   Partners,  L.P.,  DeAM
Convertible  Arbitrage  Fund,  Ltd.,  Palladin  Overseas  Fund,  Ltd.,  Palladin
Opportunity  Fund,  LLC,  and  Palladin  Overseas   Multi-Strategy   Fund,  Ltd.
(collectively,  the  "Investors")  dated  as of  July  3,  2003  (the  "Purchase
Agreement"); and

            WHEREAS,  the  Board  of  Directors  of the  Company  has  approved, authorized and adopted the Purchase Agreement and the transactions  contemplated thereby; and

            WHEREAS, Section 27 of the Rights Agreement permits the amendment of the Rights Agreement by the Board of Directors of the Company; and

            WHEREAS, pursuant to a resolution duly adopted on June 23, 2003, the
Board of Directors of the Company has adopted and  authorized  the  amendment of the Rights Agreement to amend the definition of "Acquiring Person;" and

            WHEREAS,  the Board of  Directors  of the Company has  resolved  and determined  that such  amendment is desirable and  consistent  with, and for the purpose of  fulfilling,  the  objectives of the Board of Directors in connection with the original adoption of the Rights Agreement.

            NOW, THEREFORE,

            1.  Section 1(a) of the Rights  Agreement  is hereby  amended in its entirety to read as follows:

          (a)  "Acquiring  Person"  shall  mean  any  Person  (as  such  term is hereinafter  defined)  who or  which,  together  with  all  Affiliates  and
     Associates (as such terms are  hereinafter  defined) of such Person,  after the date  hereof,  shall  become  the  Beneficial  Owner  (as such  term is hereinafter  defined)  of 15% or more of the Common  Shares of the  Company then  outstanding,  but shall not include the Company,  any  Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or of any  Subsidiary of the Company,  or any entity holding
     Common   Shares   for  or   pursuant   to  the  terms  of  any  such  plan.
     Notwithstanding  the  foregoing,  neither Ralph Glasgal nor  Christopher J.
     Carey,  shall  be  deemed  an  Acquiring  Person  for any  purpose  of this
     Agreement,  provided,  that each such Person  together with his  Affiliates does not  become  the  Beneficial  Owner of 20% or more of the  outstanding shares of Common  Stock of the Company;  and neither  Halifax  Fund,  L.P.,
     Palladin  Opportunity Fund,  L.L.C.,  Palladin  Partners I, L.P.,  Palladin
     Multi-Strategy  Partners,  L.P., DeAM  Convertible  Arbitrage  Fund,  Ltd.,
     Palladin  Overseas Fund, Ltd., nor Palladin Overseas  Multi-Strategy  Fund,
     Ltd. shall be deemed an Acquiring Person for any purpose of this Agreement.

          Notwithstanding  the  foregoing,  no Person shall become an "Acquiring
     Person" as the result of an  acquisition  of Common  Shares by the  Company which,  by  reducing  the  number  of  shares  outstanding,  increases  the proportionate  number of shares beneficially owned by such Person to 15% or more of the  Common  Shares  of the  Company  then  outstanding;  provided, however,  that if a Person shall become the Beneficial Owner of 15% or more of the Common  Shares of the Company  then  outstanding  by reason of share purchases  by the  Company  and shall,  after such share  purchases  by the
     Company, become the Beneficial Owner of any additional Common Shares of the
     Company,  then such  Person  shall be deemed to be an  "Acquiring  Person."
     Notwithstanding  the  foregoing,  if the Board of  Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring
     Person," as defined pursuant to the foregoing  provisions of this paragraph
     (a), has become such inadvertently,  and such Person divests as promptly as practicable a sufficient  number of Common Shares so that such Person would no longer be an  "Acquiring  Person," as defined  pursuant to the foregoing provisions of this  paragraph  (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

            2. This Amendment to the Rights  Agreement  shall be effective as of the date of this Amendment,  and all references to the Rights  Agreement  shall, from and after such time, be deemed to be references to the Rights  Agreement as amended hereby.

            3. The  undersigned  officer of the Company  certifies  by execution hereof that this Amendment is in compliance  with the terms of Section 27 of the
Rights Agreement.

            4. This  Amendment  may be executed  in any number of  counterparts, each of such  counterparts  shall for all  purposes be deemed to be an original, and all  such  counterparts  shall  together  constitute  but  one and the  same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of  competent  jurisdiction  or other  authority  to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions  of this Amendment  shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                                       2

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                    DATATEC SYSTEMS, INC.

                                    By:         /s/ Mark J. Hirschhorn
                                        --------------------------------
                                        Name:     Mark J. Hirschhorn
                                        Title:    CFO

                                    CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                                    By:         /s/ Roger Bernhammer
                                        --------------------------------
                                    Name:       R. Bernhammer
                                    Title:      Vice Pres.